PNC CPAs

October 24, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: clickNsettle.com, Inc.

We have read the statement that we understand clickNsettle.com, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements make under Item 4.01.

Yours truly,

Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida